Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated February 26, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Westwood Holdings Group, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Westwood Holdings Group, Inc. on Form S-8 (File No. 333-98841).

/s/ Grant Thornton LLP

February 26, 2009
Dallas, Texas